Exhibit 99.1

Southern First Reports Results for Second Quarter 2019

Greenville, South Carolina, July 23, 2019 – Southern First Bancshares, Inc. (NASDAQ: SFST), holding company for Southern First Bank, today announced its financial results for the three- and six-month periods ended June 30, 2019.

2019 Second Quarter Highlights
●	Net income improved to $7.2 million, a 31.4% increase over Q2 2018
●	Diluted EPS improved to $0.93 per share, a 31.0% increase over Q2 2018
●	Total revenue growth of 18.7% over Q2 2018
●	Efficiency ratio of 55.1% for Q2 2019, compared to 57.4% for Q2 2018
●	Loan growth of $75.4 million, or 17.4% on an annualized basis
●	Deposit growth of $95.8 million, or 21.8% on an annualized basis, with 96% of the growth being in core deposits
●	Nonperforming assets of 0.27% of total assets
●	Net charge-offs of 0.06% of average loans on an annualized basis

“Our second quarter performance was exceptional as we made over $7.2 million in earnings for the quarter,” stated Art Seaver, the Company’s Chief Executive Officer. “I am grateful to our talented team of bankers as outstanding growth in core deposits, loans, and mortgage production were significant contributors to our results.”

	Quarter Ended
	June 30	March 31	December 31	September 30	June 30
	2019	2019	2018	2018	2018
Earnings ($ in thousands, except per share data):
Net income available to common shareholders	$7,240	6,009	5,783	5,782	5,510
Earnings per common share, diluted	0.93	0.78	0.75	0.75	0.71
Total revenue(1)	20,629	18,812	18,473	18,034	17,383
Net interest margin (tax-equivalent)(2)	3.43%	3.52%	3.59%	3.60%	3.49%
Return on average assets(3)	1.43%	1.28%	1.24%	1.28%	1.26%
Return on average equity(3)	15.72%	13.74%	13.46%	13.98%	14.03%
Efficiency ratio(4)	55.11%	56.60%	56.25%	56.49%	57.41%
Noninterest expense to average assets(3)	2.24%	2.26%	2.23%	2.26%	2.28%
Balance Sheet ($ in thousands):
Total Loans(5)	$1,809,355	1,733,964	1,677,332	1,620,201	1,533,447
Total deposits	1,854,008	1,758,235	1,648,136	1,589,483	1,567,982
Core deposits(6)	1,619,722	1,527,755	1,434,125	1,390,626	1,387,928
Total assets	2,116,044	2,014,426	1,900,614	1,857,707	1,787,784
Loans to deposits	97.59%	98.62%	101.77%	101.93%	97.80%
Holding Company Capital Ratios(7):
Total risk-based capital ratio	12.31%	12.43%	12.49%	12.50%	12.77%
Tier 1 risk-based capital ratio	11.40%	11.48%	11.53%	11.48%	11.70%
Leverage ratio	9.95%	10.17%	10.14%	10.15%	9.96%
Common equity tier 1 ratio(8)	10.67%	10.72%	10.73%	10.66%	10.83%
Tangible common equity(9)	8.97%	8.99%	9.15%	8.99%	9.00%
Asset Quality Ratios:
Nonperforming assets as a percentage of total assets	0.27%	0.30%	0.31%	0.33%	0.44%
Net charge-offs as a percentage of average loans(5) (YTD annualized)	0.03%	0.00%	0.11%	0.06%	0.04%
Allowance for loan losses as a percentage of loans(5)	0.89%	0.93%	0.94%	1.00%	1.05%
Allowance for loan losses as a percentage of nonaccrual loans	277.91%	265.35%	270.36%	270.54%	208.52%
[Footnotes to table located on page 6]

INCOME STATEMENTS - Unaudited

	Quarter Ended					Six Months Ended
	June 30	Mar 31	Dec 31	Sept 30	June 30	June 30
(in thousands, except per share data)	2019	2019	2018	2018	2018	2019	2018
Interest income
Loans	$22,098	20,889	20,405	19,159	17,591	42,988	34,154
Investment securities	539	549	517	487	430	1,087	798
Federal funds sold	451	174	157	219	514	625	761
Total interest income	23,088	21,612	21,079	19,865	18,535	44,700	35,713
Interest expense
Deposits	6,175	5,375	4,645	3,928	3,524	11,550	6,263
Borrowing	374	419	437	436	399	793	797
Total interest expense	6,549	5,794	5,082	4,364	3,923	12,343	7,060
Net interest income	16,539	15,818	15,997	15,501	14,612	32,357	28,653
Provision for loan losses	300	300	600	400	400	600	900
Net interest income after provision for loan losses	16,239	15,518	15,397	15,101	14,212	31,757	27,753
Noninterest income
Mortgage banking income	2,830	1,857	1,233	1,354	1,629	4,687	2,957
Service fees on deposit accounts	265	265	271	257	256	530	512
ATM and debit card income	443	380	404	381	371	823	705
Income from bank owned life insurance	222	216	217	221	220	438	441
Other income	330	276	351	320	295	606	577
Total noninterest income	4,090	2,994	2,476	2,533	2,771	7,084	5,192
Noninterest expense
Compensation and benefits	7,399	6,783	6,753	6,599	6,365	14,182	12,208
Occupancy	1,343	1,339	1,286	1,350	1,276	2,682	2,413
Outside service and data processing costs	1,045	960	902	841	824	2,005	1,560
Insurance	280	318	298	376	297	598	610
Professional fees	414	439	365	275	457	853	933
Marketing	236	260	204	215	229	496	438
Other	651	549	583	532	531	1,200	1,022
Total noninterest expenses	11,368	10,648	10,391	10,188	9,979	22,016	19,184
Income before provision for income taxes	8,961	7,864	7,482	7,446	7,004	16,825	13,761
Income tax expense	1,721	1,855	1,699	1,664	1,494	3,576	3,037
Net income available to common shareholders	$7,240	6,009	5,783	5,782	5,510	13,249	10,724

Earnings per common share – Basic	$0.97	0.81	0.78	0.78	0.75	1.77	1.46
Earnings per common share – Diluted	0.93	0.78	0.75	0.75	0.71	1.71	1.39
Basic weighted average common shares	7,496	7,459	7,428	7,400	7,371	7,478	7,354
Diluted weighted average common shares	7,756	7,742	7,726	7,746	7,751	7,749	7,739

Net income for the second quarter of 2019 was $7.2 million, a 31.4% increase over the second quarter of 2018. For the six months ended June 30, 2019, net income was $13.2 million, an increase of 23.5% over the six months ended June 30, 2018. Net interest income increased 13.2% for the second quarter of 2019 compared to the second quarter of 2018 and 12.9% for the first six months of 2019 as compared to the first six months of 2018. The increase in net interest income was driven by overall loan growth, partially offset by growth in interest-bearing deposits.

Noninterest income increased $1.3 million, or 47.6%, during the three months ended June 30, 2019 compared to the three months ended June 30, 2018, and increased $1.9 million, or 36.4%, for the six months ended June 30, 2019 compared to the six months ended June 30, 2018. The increase for both the three- and six-month periods was driven by higher mortgage banking income as a result of additional mortgage executives and the favorable mortgage rate environment.

Noninterest expense increased $1.4 million, or 13.9%, for the second quarter of 2019 compared to the second quarter of 2018, and increased $2.8 million, or 14.8%, for the first six months of 2019 compared to the first six months of 2018. The increase in noninterest expense for both the three- and six-month periods related primarily to increases in compensation and benefits, occupancy, and data processing and related costs as we continue to expand our footprint in South Carolina, North Carolina, and Georgia. Included in noninterest expense are mortgage banking expenses of $1.7 million and $2.8 million for the three and six months ended June 30, 2019, respectively, and $1.2 million and $2.1 million for the three and six months ended June 30, 2018, respectively.

Our effective tax rate for the second quarter of 2019 declined to 19.2% from 21.3% for the second quarter of 2018 as a result of the favorable tax impact from various employee stock option transactions that occurred during the second quarter of 2019. Our effective tax rate was 21.3% and 22.1% for the six months ended June 30, 2019 and June 30, 2018, respectively.

NET INTEREST INCOME AND MARGIN - Unaudited

							For the Three Months Ended
		June 30, 2019			March 31, 2019		June 30, 2018
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in thousands)	Balance	Expense	Rate(3)	Balance	Expense	Rate(3)	Balance	Expense	Rate(3)
Interest-earning assets
Federal funds sold and interest-bearing deposits	$71,905	$451	2.52%	$30,656	$174	2.30%	$113,238	$514	1.82%
Investment securities, taxable	74,172	501	2.71%	71,876	508	2.87%	62,780	390	2.49%
Investment securities, nontaxable(2)	5,288	49	3.74%	5,427	53	3.98%	5,661	52	3.68%
Loans(10)	1,786,532	22,098	4.96%	1,715,570	20,889	4.94%	1,499,625	17,591	4.70%
Total interest-earning assets	1,937,897	23,099	4.78%	1,823,529	21,624	4.81%	1,681,304	18,547	4.42%
Noninterest-earning assets	94,673			86,431			75,851
Total assets	$2,032,570			$1,909,960			$1,757,155
Interest-bearing liabilities
NOW accounts	$199,118	140	0.28%	$186,070	86	0.19%	$235,235	102	0.17%
Savings & money market	849,570	3,879	1.83%	780,115	3,300	1.72%	671,065	2,099	1.25%
Time deposits	381,593	2,156	2.27%	371,694	1,989	2.17%	329,325	1,323	1.61%
Total interest-bearing deposits	1,430,281	6,175	1.73%	1,337,879	5,375	1.63%	1,235,625	3,524	1.14%
FHLB advances and other borrowings	25,136	217	3.46%	31,302	256	3.32%	28,600	239	3.35%
Junior subordinated debentures	13,403	157	4.70%	13,403	163	4.93%	13,403	160	4.79%
Total interest-bearing liabilities	1,468,820	6,549	1.79%	1,382,584	5,794	1.70%	1,277,628	3,923	1.23%
Noninterest-bearing liabilities	379,023			349,988			321,952
Shareholders’ equity	184,727			177,388			157,575
Total liabilities and shareholders’ equity	$2,032,570			$1,909,960			$1,757,155
Net interest spread			2.99%			3.11%			3.19%
Net interest income (tax equivalent) / margin		$16,550	3.43%		$15,830	3.52%		$14,624	3.49%
Less: tax-equivalent adjustment(2)		11			12			12
Net interest income		$16,539			$15,818			$14,612

Net interest income was $16.5 million for the second quarter of 2019, a $721,000 increase from the first quarter of 2019 and a $1.9 million increase from the second quarter of 2018. The increases in net interest income resulted primarily from the growth in our loan portfolio, which was partially offset by growth in interest-bearing deposits. Our net interest margin, on a tax-equivalent basis, was 3.43% for the second quarter of 2019, a nine basis point decrease from 3.52% for the first quarter of 2019 and a six basis point decrease from 3.49% for the second quarter of 2018. Our average interest-earning assets increased by $114.4 million during the second quarter of 2019 for interest income of $23.1 million, or a yield of 4.78%, while our average interest-bearing liabilities increased by $86.2 million for interest expense of $6.5 million, or a cost of 1.79%. Despite a $71.0 million increase in average loans and a two basis point increase in loan yield, the $41.2 million increase in federal funds sold and interest-earning deposits resulted in a yield on total interest-earning assets of 4.78%, a three basis point decrease from the first quarter of 2019. The increase in total cost of funds for the second quarter of 2019 was driven by the $92.4 million increase in interest-bearing deposits with a 10 basis point increase in deposit costs from the first quarter of 2019.

BALANCE SHEETS - Unaudited

	Ending Balance
	June 30	March 31	December 31	September 30	June 30
(in thousands, except per share data)	2019	2019	2018	2018	2018
Assets
Cash and cash equivalents:
Cash and due from banks	$12,220	16,853	17,434	15,199	17,198
Federal funds sold	64,520	75,207	35,882	21,836	29,301
Interest-bearing deposits with banks	40,044	25,246	19,557	52,956	62,854
Total cash and cash equivalents	116,784	117,306	72,873	89,991	109,353
Investment securities:
Investment securities available for sale	75,252	73,300	74,905	66,886	70,067
Other investments	3,311	3,309	4,121	4,929	3,059
Total investment securities	78,563	76,609	79,026	71,815	73,126
Mortgage loans held for sale	24,509	9,393	9,241	9,298	8,075
Loans(5)	1,809,355	1,733,964	1,677,332	1,620,201	1,533,447
Less allowance for loan losses	(16,144)	(16,051)	(15,762)	(16,140)	(16,100)
Loans, net	1,793,211	1,717,913	1,661,570	1,604,061	1,517,347
Bank owned life insurance	39,448	34,226	34,010	33,793	33,573
Property and equipment, net	48,262	47,262	32,430	32,670	32,720
Deferred income taxes	7,049	3,877	4,020	7,998	6,069
Other assets	8,218	7,840	7,444	8,081	7,521
Total assets	$2,116,044	2,014,426	1,900,614	1,857,707	1,787,784
Liabilities
Deposits	$1,854,008	1,758,235	1,648,136	1,589,483	1,567,982
Federal Home Loan Bank advances	25,000	25,000	50,000	68,500	28,600
Junior subordinated debentures	13,403	13,403	13,403	13,403	13,403
Other liabilities	33,779	36,602	15,159	19,377	16,943
Total liabilities	1,926,190	1,833,240	1,726,698	1,690,763	1,626,928
Shareholders’ equity
Preferred stock - $.01 par value; 10,000,000 shares authorized	-	-	-	-	-
Common Stock - $.01 par value; 10,000,000 shares authorized	76	75	75	74	74
Nonvested restricted stock	(887)	(993)	(741)	(770)	(853)
Additional paid-in capital	104,354	103,600	102,625	102,171	101,691
Accumulated other comprehensive income (loss)	188	(379)	(917)	(1,622)	(1,365)
Retained earnings	86,123	78,883	72.874	67,091	61,309
Total shareholders’ equity	189,854	181,186	173,916	166,944	160,856
Total liabilities and shareholders’ equity	$2,116,044	2,014,426	1,900,614	1,857,707	1,787,784
Common Stock
Book value per common share	$25.12	24.14	23.29	22.41	21.66
Stock price:
High	39.16	39.10	39.00	47.00	48.35
Low	33.97	31.63	30.26	39.20	44.20
Period end	39.16	33.87	32.07	39.30	44.20
Common shares outstanding	7,558	7,506	7,466	7,449	7,426

ASSET QUALITY MEASURES - Unaudited

	Quarter Ended
	June 30	March 31	December 31	September 30	June 30
(dollars in thousands)	2019	2019	2018	2018	2018
Nonperforming Assets
Commercial
Owner occupied RE	$-	-	-	-	-
Non-owner occupied RE	372	403	210	1,680	1,689
Construction	-	-	-	-	-
Commercial business	65	72	81	89	94
Consumer
Real estate	1,710	1,840	1,980	1,153	1,174
Home equity	442	1,249	1,006	850	1,598
Construction	-	-	-	-	-
Other	-	-	12	-	-
Nonaccruing troubled debt restructurings	3,220	2,485	2,541	2,194	3,166
Total nonaccrual loans	5,809	6,049	5,830	5,966	7,721
Other real estate owned	-	-	-	117	117
Total nonperforming assets	$5,809	6,049	5,830	6,083	7,838
Nonperforming assets as a percentage of:
Total assets	0.27%	0.30%	0.31%	0.33%	0.44%
Total loans	0.32%	0.35%	0.35%	0.38%	0.51%
Accruing troubled debt restructurings	$6,935	6,839	6,742	6,699	7,397

	Quarter Ended
	June 30	March 31	December 31	September 30	June 30
(dollars in thousands)	2019	2019	2018	2018	2018
Allowance for Loan Losses
Balance, beginning of period	$16,051	15,762	16,140	16,100	15,852
Loans charged-off	(237)	(41)	(987)	(556)	(311)
Recoveries of loans previously charged-off	30	30	9	196	159
Net loans charged-off	(207)	(11)	(978)	(360)	(152)
Provision for loan losses	300	300	600	400	400
Balance, end of period	$16,144	16,051	15,762	16,140	16,100
Allowance for loan losses to gross loans	0.89%	0.93%	0.94%	1.00%	1.05%
Allowance for loan losses to nonaccrual loans	277.92%	265.35%	270.36%	270.54%	208.52%
Net charge-offs to average loans QTD (annualized)	0.06%	0.00%	0.23%	0.09%	0.04%

Total nonperforming assets declined by $240,000 to $5.8 million, which represents 0.27% of total assets, a decrease of three basis points compared to March 31, 2019. The decrease in nonperforming assets was primarily a result of a $102 million increase in total assets during the second quarter. The allowance for loan losses as a percentage of nonaccrual loans was 277.9% at June 30, 2019, an increase from 265.4% at March 31, 2019 and 208.5% at June 30, 2018.

At June 30, 2019, the allowance for loan losses was $16.1 million, or 0.89% of total loans compared to $16.1 million, or 0.93% of total loans at March 31, 2019 and $15.8 million, or 0.94% of total loans at December 31, 2018. Net charge-offs were $207,000, or 0.06% on an annualized basis, for the second quarter of 2019 compared to $11,000 of net charge-offs for the first quarter of 2019. Net charge-offs were $978,000, or 0.23% on an annualized basis for the fourth quarter of 2018.

LOAN COMPOSITION - Unaudited

	Quarter Ended
	June 30	March 31	December 31	September 30	June 30
(dollars in thousands)	2019	2019	2018	2018	2018
Commercial
Owner occupied RE	$390,727	386,256	367,018	372,120	358,169
Non-owner occupied RE	455,346	423,953	404,296	399,166	355,309
Construction	85,065	80,561	84,411	68,415	73,655
Business	292,564	281,502	272,980	244,348	238,402
Total commercial loans	1,223,702	1,172,272	1,128,705	1,084,049	1,025,535
Consumer
Real estate	342,100	330,538	320,943	311,271	290,433
Home equity	170,861	167,146	165,937	163,654	156,630
Construction	46,247	39,838	37,925	38,015	38,400
Other	26,445	24,170	23,822	23,212	22,449
Total consumer loans	585,653	561,692	548,627	536,152	507,912
Total gross loans, net of deferred fees	1,809,355	1,733,964	1,677,332	1,620,201	1,533,447
Less—allowance for loan losses	(16,144)	(16,051)	(15,762)	(16,140)	(16,100)
Total loans, net	$1,793,211	1,717,913	1,661,570	1,604,061	1,517,347

DEPOSIT COMPOSITION - Unaudited

	Quarter Ended
	June 30	March 31	December 31	September 30	June 30
(dollars in thousands)	2019	2019	2018	2018	2018
Non-interest bearing	$368,906	359,754	346,570	300,331	310,709
Interest bearing:
NOW accounts	229,109	211,613	186,795	237,860	251,511
Money market accounts	857,478	791,490	730,765	680,824	659,353
Savings	15,180	15,451	15,486	16,041	15,913
Time, less than $100,000	59,382	61,331	63,073	62,744	60,632
Time and out-of-market deposits, $100,000 and over	323,953	318,596	305,447	291,683	269,864
Total deposits	$1,854,008	1,758,235	1,648,136	1,589,483	1,567,982

ABOUT SOUTHERN FIRST BANCSHARES
Southern First Bancshares, Inc., Greenville, South Carolina is a registered bank holding company incorporated under the laws of South Carolina. The Company’s wholly-owned subsidiary, Southern First Bank, is the third largest bank headquartered in South Carolina. Southern First Bank has been providing financial services since 1999 and now operates in 13 locations in the Greenville, Columbia, and Charleston markets of South Carolina as well as the Triangle and Triad regions of North Carolina and Atlanta, Georgia. Southern First Bancshares has assets of approximately $2.1 billion and its common stock is traded in the NASDAQ Global Market under the symbol “SFST.” More information can be found at www.southernfirst.com.
____________________

Footnotes to tables:
(1) Total revenue is the sum of net interest income and noninterest income.
(2) The tax-equivalent adjustment to net interest income adjusts the yield for assets earning tax-exempt income to a comparable yield on a taxable basis.
(3) Annualized for the respective three-month period.
(4) Noninterest expense divided by the sum of net interest income and noninterest income.
(5) Excludes mortgage loans held for sale.
(6) Excludes out of market deposits and time deposits greater than $250,000.
(7) June 30, 2019 ratios are preliminary.
(8) The common equity tier 1 ratio is calculated as the sum of common equity divided by risk-weighted assets.
(9) The tangible common equity ratio is calculated as total equity less preferred stock divided by total assets.
(10) Includes mortgage loans held for sale.

FORWARD-LOOKING STATEMENTS
Certain statements in this news release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions. Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the company’s loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) changes in the United States legal and regulatory framework; and (5) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could have a negative impact on the company. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

FINANCIAL CONTACT: MIKE DOWLING 864-679-9070

MEDIA CONTACT: ART SEAVER 864-679-9010

WEB SITE: www.southernfirst.com